Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 19, 2026, between Mobix Labs, Inc., a Delaware corporation (the “Company”), and Kips Bay Select LP, a limited partnership organized under the laws of the State of Delaware (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 2,000 shares of Series A 10% Convertible Preferred Stock of the Company (the “Preferred Shares”), together with a Preferred Stock Purchase Warrant pursuant to which the Purchaser may purchase additional shares of Series A 10% Convertible Preferred Stock from time to time, all as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Closing Statement” means the Closing Statement in the form on Annex A attached hereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the Preferred Shares or any Warrant Shares in accordance with the terms of the Certificate of Designation.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means 9:30 a.m. (New York City time) on the first (1st) Business Day following the date of this Agreement.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise, exchange or conversion of any Securities issued hereunder, and securities upon the exercise, exchange or conversion of securities issued pursuant to the Transaction Documents dated March 31, 2026, and other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Preferred Shares” means the 2,000 shares of Series A 10% Convertible Preferred Stock to be issued by the Company to the Purchaser at the Closing, having a stated value of $1,200 per share and an aggregate stated value of $2,400,000, in accordance with the Certificate of Designation.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus included in any Registration Statement.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Statement Availability Failure” means, at any time while any Preferred Shares or any Warrant Shares remain outstanding, that (a) the Registration Statement (or any subsequent registration statement registering the resale of the Conversion Shares) is not effective, (b) the prospectus contained therein is not available for use for the resale of all of the Conversion Shares, or (c) the Company has otherwise suspended or failed to maintain the availability of such registration statement or prospectus for such purpose, in each case in a manner that results in the holder of such Preferred Shares or Warrant Shares being unable to publicly resell all of such securities pursuant to an effective registration statement.

“Registration Statement” means the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement covering the resale of the Conversion Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issued or issuable upon conversion in full of the Preferred Shares or upon conversion of all Warrant Shares then outstanding or issuable upon exercise in full of the Warrant, in each case ignoring any conversion limitations set forth in the Certificate of Designation and assuming for this purpose that any Registration Statement Availability Failure has occurred and that all additional shares of Common Stock then potentially issuable pursuant to the Transaction Documents as a result thereof are included.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h). “Securities” means the Preferred Shares, the Warrant, the Warrant Shares, and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement of even date herewith.

“Warrant” means that certain Preferred Stock Purchase Warrant of even date herewith, pursuant to which the Purchaser shall have the right to purchase from time to time shares of Series A 10% Convertible Preferred Stock of the Company, with an exercise price of $1,000 per share, substantially in the form attached hereto as Exhibit B.

“Warrant Shares” means the shares of Series A 10% Convertible Preferred Stock of the Company issuable upon exercise of the Warrant.

“Subscription Amount” means $2,000,000, being the aggregate amount paid for the Preferred Shares purchased hereunder, in United States dollars and in immediately available funds, representing the purchase price for 2,000 shares of Series A 10% Convertible Preferred Stock at $1,000 per share.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Security Agreement, the Registration Rights Agreement, the Warrant, the Certificate of Designation, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the Company’s current transfer agent, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, the Preferred Shares for the Subscription Amount, and the Warrant. The Purchaser’s Subscription Amount and the Warrant. The Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount, and the Company shall deliver to the Purchaser the Preferred Shares and the Warrant, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at such location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date (except as otherwise indicated), the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of the Company’s counsel, in form and substance reasonably satisfactory to the Purchaser;

(iii) evidence of issuance of the Preferred Shares to the Purchaser, in an aggregate stated value of $2,400,000;

(iv) the Registration Rights Agreement, duly executed by the Company;

(v) the Warrant, duly executed by the Company;

(vi) evidence reasonably satisfactory to the Purchaser that the Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware and is in full force and effect; and

(vii) each other Transaction Document to be delivered by the Company at the Closing, duly executed by the Company;

(viii) the Company shall have provided the Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(ix) the Company’s irrevocable transfer agent instructions or other applicable transfer agent authorization in form and substance reasonably satisfactory to the Purchaser, if required by the Transaction Documents; and

(b) On or prior to the Closing Date (except as otherwise indicated), the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser; and

(ii) the Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the applicable Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the applicable Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the applicable Closing, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and as of each Closing:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. Except as set forth on Schedule 3.1(b), the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filings required pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance of the Conversion Shares and the listing or quotation thereof for trading thereon in the time and manner required thereby and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities; Registration. The Preferred Shares, when issued and paid for in accordance with the applicable Transaction Documents, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting enforcement of creditors’ rights generally and by general principles of equity. The Warrant Shares (the shares of Series A 10% Convertible Preferred Stock issuable upon exercise of the Warrant), when issued upon exercise of the Warrant in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Conversion Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares at least equal to the Required Minimum on the date hereof, and has reserved from its duly authorized preferred stock a sufficient number of shares of Series A 10% Convertible Preferred Stock for issuance upon exercise in full of the Warrant. Pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file a Registration Statement covering the resale of the Conversion Shares and to use the efforts specified therein to cause such Registration Statement to be declared effective and to maintain its effectiveness as set forth therein.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to (i) the exercise of employee stock options under the Company’s equity incentive plans, and the issuance of shares of Common Stock to employees pursuant to the Company’s equity incentive plans, and (ii) the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Except as set forth on Schedule 3.1(g), the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting other than to adopt new or revised accounting standards, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, other than purchases and redemptions of shares of Common Stock held by employees, officers or directors of the Company in connection with the satisfaction of the exercise price of compensatory awards or the satisfaction of tax withholding obligations, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Other than as set forth on Schedule 3.1(j), neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. Except as set forth on Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, other than such expiration, termination or abandonment as has been approved by the Board of Directors. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in such amount as is customary for companies in the same type of business as is conducted by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option or restricted stock agreements under any equity incentive plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Reports, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except as set forth on Schedule 3.1(v), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate or articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities. Notwithstanding the foregoing, this representation shall apply only with respect to beneficial ownership by the Purchaser, together with its Affiliates and Attribution Parties (as such term is defined in the Certificate of Designation), of Common Stock or Common Stock Equivalents up to 9.99% of the outstanding Common Stock determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and shall not apply to, or be construed to render inapplicable, any anti-takeover provision with respect to beneficial ownership in excess of such 9.99% threshold.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither the Company nor any other Person acting on its behalf has provided any of the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Transaction Documents. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(dd) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(dd) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) is duly engaged to audit the financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ending most recently prior to the date hereof.

(ee) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, and (iii) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

(gg) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(hh) Stock Option Plans. Each stock option granted by the Company under the Company’s equity incentive plans was granted (i) in accordance with the terms of the Company’s equity incentive plans and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s equity incentive plans has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Conversion Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and it expects to be on each date on which it converts the Preferred Shares or any Warrant Shares, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Certain Transactions and Confidentiality. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates that were required to be informed in connection with the Purchaser’s review of the Transaction Documents, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Underlying Shares. The Conversion Shares issuable upon conversion of the Preferred Shares or any Warrant Shares shall be issued free of legends to the extent permitted by the Certificate of Designation, the Registration Rights Agreement and applicable law. If at any time following the date hereof there is a Registration Statement Availability Failure, the Company shall immediately notify the holder of the Preferred Shares or Warrant Shares in writing of such Registration Statement Availability Failure and thereafter shall promptly notify such holder when such Registration Statement Availability Failure no longer exists (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or the Purchaser to sell, any Conversion Shares in compliance with applicable federal and state securities laws). The Company shall use the efforts required under the Registration Rights Agreement to keep the Registration Statement (or any subsequent registration statement) registering the resale of the Conversion Shares effective and the related prospectus available for use as provided therein.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information. Until the earliest of the time that the Purchaser owns no Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion Procedures. The form of Notice of Conversion included in the Certificate of Designation and the Notice of Conversion attached to the Certificate of Designation set forth the totality of the procedures required of the Purchaser in order to convert the Preferred Shares or any Warrant Shares. Without limiting the preceding sentence, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Preferred Shares or any Warrant Shares. No additional legal opinion, other information or instructions shall be required of the Purchaser to convert the Preferred Shares or any Warrant Shares. The Company shall honor conversions of the Preferred Shares and Warrant Shares and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall, by the Disclosure Time, file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and including the material Transaction Documents as exhibits thereto (“Signing Form 8-K”), with the Commission. From and after the filing of the Signing Form 8-K, the Company represents to the Purchaser that the Company shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Signing Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate.

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser. Notwithstanding the foregoing, the covenants set forth in this Section 4.7 and the representation in Section 3.1(z) shall not apply to, and shall not be construed to permit, beneficial ownership by the Purchaser, together with its Affiliates and Attribution Parties (as such term is defined in the Certificate of Designation), of Common Stock or Common Stock Equivalents in excess of 9.99% of the outstanding Common Stock determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent the Purchaser’s beneficial ownership exceeds 9.99%, the Company’s anti-takeover protections shall apply with full force and effect with respect to such excess.

4.8 Non-Public Information.

(a) Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall publicly disclose such information as appropriate and legal.

(b) Whenever the Company seeks the consent or election of the Purchaser under any Transaction Document with respect to a matter that may involve material, non-public information (including, without limitation, a Fundamental Transaction under the Certificate of Designation, a Subsequent Financing under Section 4.12 hereof, or the incurrence of Indebtedness in excess of $5,000,000 in aggregate principal amount outside the ordinary course of business), the following procedures shall apply (the “MNPI Consent Procedures”): (i) the Company shall first deliver to the Purchaser a written notice (a “Consent Solicitation Notice”) stating solely that the Company is seeking the Purchaser’s consent or election under the applicable provision (identifying such provision by section reference) and that the Purchaser may elect to receive material, non-public information regarding such matter; the Consent Solicitation Notice shall not include any terms, pricing, counterparty information, or other details regarding such matter; for the avoidance of doubt, receipt of the Consent Solicitation Notice alone shall not restrict the Purchaser from effecting transactions in the Company’s securities; (ii) the Purchaser shall have two (2) Business Days after receipt of the Consent Solicitation Notice to notify the Company in writing whether it elects to receive such information (the “MNPI Opt-In”); if the Purchaser does not timely deliver an MNPI Opt-In, the Purchaser shall be deemed to have declined to receive such information, and any consent or election right requiring receipt of such information shall be deemed waived solely with respect to that matter, without prejudice to the Purchaser’s other rights and remedies under the Transaction Documents; (iii) if the Purchaser timely delivers an MNPI Opt-In, the Company shall, within one (1) Business Day following receipt thereof, deliver to the Purchaser all material details regarding such matter, following which the Purchaser shall have the applicable response period set forth in the relevant provision of the Transaction Documents to deliver its consent, election, or other response; and (iv) if the matter described in the Consent Solicitation Notice has not been consummated or abandoned within ten (10) Business Days of the date of the Consent Solicitation Notice, such notice shall be deemed withdrawn, any information delivered in connection therewith shall be deemed stale, and the Company shall publicly disclose such information or confirm in writing to the Purchaser that such information is no longer material; the Company must deliver a new Consent Solicitation Notice if it wishes to proceed thereafter.

4.9 Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for (i) general working capital purposes, including, but not limited to, research and development activities, and (ii) the funding, in whole or in part, of one or more acquisitions, business combinations, asset purchases, mergers, or strategic transactions approved by the Board of Directors of the Company, and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents (other than purchases and redemptions of shares of Common Stock held by employees, officers or directors of the Company in connection with the satisfaction of the exercise price of compensatory awards or the satisfaction of tax withholding obligations) or (b) in violation of FCPA or OFAC regulations.

4.10 Indemnification of Purchaser. Subject to the provisions of this Section 4.10, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, managers, managing members, general partners, investment managers, investment advisers, employees and agents , each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, managers, managing members, general partners, investment managers, investment advisers, or employees of such controlling persons (each, a “Purchaser Party”) harmless from any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands or causes of action and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action, suit, proceeding (including any investigation, litigation or inquiry), demand or cause of action instituted against the Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct), provided that no Purchaser Party shall be entitled to recover special or punitive damages under this Section 4.10. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. Notwithstanding the foregoing, the Company shall have no obligation to indemnify any Purchaser Party for any losses arising from such Purchaser Party’s bad faith, fraud, gross negligence, willful misconduct, or violation of law.

4.11 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amounts as may then be required to fulfill its obligations in full under the Transaction Documents. Upon request by the Purchaser, the Company shall deliver, or cause the Transfer Agent to deliver, to the Purchaser a statement of the number of shares of Common Stock that are currently reserved for issuance pursuant to the Transaction Documents. On the Closing Date, the Company shall authorize the Transfer Agent that, at any time while any Preferred Shares remain outstanding or any Warrant Shares remain outstanding , upon delivery by the Purchaser to the Transfer Agent of a notice to increase the number of shares of Common Stock that are reserved for issuance pursuant to the Transaction Documents, the Transfer Agent shall promptly increase the reserved amount of shares of Common Stock and provide confirmation in writing thereof to the Purchaser.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, the Company shall use commercially reasonable best efforts to hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) or take action by written consent of shareholders at the earliest practicable date to obtain shareholder approval to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum. The Company shall use its commercially reasonable best efforts to obtain such shareholder approval to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at the earliest possible date, but in no event later than 75 days following the date on which the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum. If, at any time, the Company fails to or is unable to deliver shares of Common Stock upon conversion of the Preferred Shares on account of the unavailability of authorized but unissued (and otherwise unreserved) shares of Common Stock (an “Authorized Share Failure”), the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of the reduction of the Purchaser’s ability to convert the Preferred Shares, an amount in cash equal to 2% of the Purchaser’s Subscription Amount on the date of the Authorized Share Failure and on each thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the Authorized Share Failure is cured by the availability of a number of shares of Common Stock that are authorized and unreserved that equals to at least 150% of the Required Minimum and evidence thereof is provided to the Purchaser and is reasonably satisfactory to the Purchaser. Such liquidated damages shall be paid on the earlier of (i) the last day of the calendar month during which such liquidated damages are incurred and (ii) the third (3rd) Business Day after the Authorized Share Failure is cured. In the event that the Company fails to make the payment of liquidated damages in a timely manner, such accrued liquidated damages shall bear interest at the rate of 1.5% per month (pro-rated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for Authorized Share Failure and the Purchaser shall have the right to pursue all remedies available to it at law or in equity.

(c) To the extent applicable, the Company shall (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12 Right of Participation.

(a) From the date hereof until the date that is twelve (12) months after the Closing Date (the “Participation Period”), the Holder shall have the Right of Participation set forth in this Section 4.12 with respect to any Subsequent Financing (as defined below). “Subsequent Financing” means any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination thereof, excluding (i) any Exempt Issuance, (ii) any issuance of Common Stock or Common Stock Equivalents as consideration in any acquisition, business combination, asset purchase, merger, or strategic transaction approved by the Board of Directors, (iii) the incurrence of senior secured indebtedness from a traditional commercial lender or institutional creditor not affiliated with the Holder, (iv) any “at-the-market” offering or equity line of credit (“ELOC”) facility pursuant to an existing or replacement sales agreement or equity line of credit purchase agreement filed with the Commission, provided that (A) the aggregate gross proceeds raised by the Company under all such offerings and facilities shall not exceed $2,500,000 in any calendar month, (B) the aggregate volume of shares sold by the Company under all such offerings and facilities on any given Trading Day shall not exceed twenty percent (20%) of the trading volume of the Common Stock on such Trading Day, and (C) no shares shall be sold under any such offering or facility at a price per share below $1.50; provided further, that the conditions set forth in clauses (A) through (C) shall automatically and permanently terminate, and the carve-out provided by this clause (iv) shall apply without any such conditions, at such time as both (1) the Company has registered for resale under the Securities Act all shares of Common Stock issuable pursuant to the Transaction Documents (including upon conversion of the Preferred Shares and exercise of the Warrant), and (2) the Company has obtained stockholder approval permitting the issuance of shares of Common Stock under the Transaction Documents in excess of 19.99% of the outstanding shares of Common Stock, and (v) any issuance pursuant to an employee stock purchase plan, equity incentive plan, or director compensation plan duly adopted by the Company, (vi) any grant, cooperative agreement, contract for the award of federal funds, loan, loan guaranty, or other form of financial assistance from any federal, state, or local governmental agency, instrumentality, or political subdivision, including without limitation the Department of Energy (and any of its loan programs), the Department of Defense, the Department of Commerce, the National Institute of Standards and Technology, the Small Business Administration, or any successor agency, and any indebtedness incurred to provide matching funds or other counterpart contributions to any such grant or financial assistance, and (vii) any Emergency Liquidity Financing pursuant to Section 4.12(e).

(b) With respect to any Subsequent Financing during the Participation Period, the Holder shall have the right to participate in such Subsequent Financing in an amount up to fifty percent (50%) of the total amount of such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing (the “Right of Participation”). The Company shall provide the Holder written notice of its intent to proceed with the Subsequent Financing with third parties concurrently with or prior to the execution of definitive documents for such Subsequent Financing (the “ROP Notice”). The Holder may elect to exercise its Right of Participation by delivering written notice to the Company within three (3) Business Days after receipt of the ROP Notice, specifying the amount of the Holder’s participation, which shall not exceed fifty percent (50%) of the total amount of such Subsequent Financing.

(c) If the definitive agreement related to a ROP Notice is not entered into within sixty (60) days following the date of delivery of such ROP Notice, or is entered into on terms more favorable, in the aggregate, to the investors in such Subsequent Financing than those set forth in the ROP Notice, the Company must provide the Holder with a new ROP Notice and the Right of Participation set forth in this Section 4.12 shall apply anew.

(d) The Company and the Holder agree that, if the Holder elects to participate in a Subsequent Financing, the transaction documents related to such Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude the Holder from participating, including without limitation provisions requiring the Holder to agree to any restrictions on trading as to any of the Securities purchased hereunder, or requiring the Holder to consent to any amendment to or termination of, or grant any waiver under, this Agreement, without the prior written consent of the Holder.

(e) Emergency Liquidity Financings. Notwithstanding any other provision of this Section 4.12, if the Company in good faith determines that it requires immediate access to financing in response to one or more of the following conditions (each, an “Emergency Trigger”): (A) the Company’s available unrestricted cash and cash equivalents are projected, based on a reasonably prepared management forecast, to be insufficient to fund operating expenses, debt service obligations, and other liquidity needs for the ninety (90) days following the date of such determination; (B) the Company has received a written notice from The Nasdaq Stock Market LLC (or any successor exchange) of a continued listing deficiency or delisting determination, and the Company in good faith determines that the proposed financing is reasonably necessary to cure such deficiency or to avoid delisting; (C) the Company has a scheduled debt maturity, mandatory redemption, or other contractually scheduled payment obligation coming due within ninety (90) days of the date of such determination, and the Company in good faith determines that the proposed financing is reasonably necessary to satisfy such obligation; (D) the Audit Committee of the Board of Directors has determined in good faith, in consultation with the Company’s independent registered public accounting firm, that there is substantial doubt about the Company’s ability to continue as a going concern within the meaning of Accounting Standards Update 2014-15 (ASC 205-40) (any financing in response to an Emergency Trigger, an “Emergency Liquidity Financing”), then the Company may consummate such Emergency Liquidity Financing pursuant to the following expedited procedures, which shall apply in lieu of, and not in addition to, the procedures set forth in Sections 4.12(a) through (d): (i) the Company shall deliver to the Holder a written notice (the “Emergency Financing Notice”) describing in reasonable detail the proposed terms of such Emergency Liquidity Financing, the Emergency Trigger giving rise thereto, and the Person or Persons with whom the Emergency Liquidity Financing is proposed to be effected, together with a term sheet or material transaction documents relating thereto; (ii) the Holder shall have the right to provide all (but not less than all) of the financing proposed in the Emergency Financing Notice on the terms set forth therein by delivering to the Company a binding written commitment letter, executed by a duly authorized representative of the Holder, within (x) twenty-four (24) consecutive calendar hours after the Holder’s receipt of the Emergency Financing Notice if the applicable Emergency Trigger is described in clause (B) above (and the cure period set forth in the applicable Nasdaq written notice is less than thirty (30) days), or (y) forty-eight (48) consecutive calendar hours after the Holder’s receipt of the Emergency Financing Notice in all other cases (in either case, the “Emergency Election Period”); for the avoidance of doubt, the term “calendar hours” shall be measured continuously, without regard to weekends or holidays, commencing at the time of the Holder’s receipt of the Emergency Financing Notice; (iii) if the Holder does not deliver a binding written commitment letter on the terms set forth in the Emergency Financing Notice within the Emergency Election Period, the Holder shall be deemed to have permanently and irrevocably waived its rights under this Section 4.12 with respect to such Emergency Liquidity Financing, and the Company may consummate the Emergency Liquidity Financing with the third-party source identified in the Emergency Financing Notice or with any other Person on terms no less favorable to the Company, in the aggregate, than those set forth in the Emergency Financing Notice; (iv) for the avoidance of doubt, the Right of Participation set forth in Section 4.12(b) shall not apply to any Emergency Liquidity Financing, regardless of whether the Holder elects or declines to provide the Emergency Liquidity Financing pursuant to this Section 4.12(e); and (v) the Holder acknowledges and agrees that the expedited procedures set forth in this Section 4.12(e) are essential to the Company’s ability to address the liquidity emergencies described above, that time is of the essence with respect to such financings, and that, in the event of any breach by the Holder of this Section 4.12(e), the Holder’s sole and exclusive remedy shall be monetary damages, if any.

(f) Termination of Section 4.12. Notwithstanding any other provision of this Section 4.12 or any other Transaction Document, the Right of Participation, the procedures set forth in this Section 4.12 (including, without limitation, the Emergency Liquidity Financing procedures set forth in Section 4.12(e)), and all other rights and obligations of the Company and the Holder under this Section 4.12 shall automatically terminate and be of no further force or effect on the date that is twelve (12) months after the Closing Date, and thereafter the Company shall be free to effect any issuance of Common Stock, Common Stock Equivalents, or Indebtedness, or any combination thereof, on such terms as the Company may determine, without regard to this Section 4.12.

4.13 Nasdaq Compliance; Transfer Agent. (a) Stockholder Approval Limitation. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the Company shall not issue shares of Common Stock pursuant to the Transaction Documents to the extent (but only to the extent) that such issuance would require stockholder approval pursuant to the rules or regulations of the applicable Trading Market, including Nasdaq Listing Rule 5635(d) (or any successor provision), unless and until such stockholder approval is obtained. Any purported issuance in excess of such limitation shall be deemed null and void ab initio and of no force or effect. (b) Deferred Issuance. To the extent any issuance of Common Stock pursuant to the Transaction Documents is prohibited by the foregoing limitation, the Purchaser shall be entitled to receive such shares promptly upon the receipt of the requisite stockholder approval, without any further action, consent, or agreement of the Company. (c) Obligation to Seek Approval. If, at any time, conversion of the Preferred Shares or exercise of the Warrant would require the issuance of shares of Common Stock in excess of the limitation set forth in Section 4.13(a), the Company shall, at its sole cost and expense, take all necessary action to obtain stockholder approval for the issuance of all shares of Common Stock issuable pursuant to the Transaction Documents in compliance with Nasdaq Listing Rule 5635(d) (or any successor provision) at the next annual meeting of stockholders following such date, or a duly noticed special meeting of stockholders, in either case held no later than June 30, 2026. The Company shall use its commercially reasonable best efforts to obtain such stockholder approval. The failure of the Company to obtain such stockholder approval within such period, after exercising commercially reasonable best efforts, shall not by itself constitute a material breach hereunder. (d) Transfer Agent Reserve. The Company shall, on or prior to the Closing Date, cause its transfer agent to execute and deliver to the Purchaser an irrevocable transfer agent letter, in form and substance reasonably acceptable to the Purchaser, reserving initially 5,000,000 shares of Common Stock, provided that such reserve shall at all times equal no less than one hundred fifty percent (150%) of the Required Minimum. The Company shall at all times maintain a sufficient number of reserved shares of Common Stock for issuance to the Purchaser upon conversion of the Preferred Shares and Warrant Shares under the Transaction Documents, and shall promptly cause the transfer agent to increase such reserve upon any event requiring additional shares. The failure of the Company to maintain such reserve at any time shall constitute a material breach of this Agreement and the Transaction Documents.

4.14 Prohibition on Merchant Cash Advances. From the date hereof until the date that is twelve (12) months after the Closing Date, neither the Company nor any Subsidiary shall incur, create, assume, or permit to exist any indebtedness or obligation arising from or in connection with a merchant cash advance or any similar revenue-based, receivables-based, or future receivables financing arrangement (each, an “MCA Obligation”). The incurrence of any MCA Obligation by the Company or any Subsidiary shall constitute a material breach of this Agreement. For the avoidance of doubt, the term “MCA Obligation” includes any arrangement in which a lender or financing party purchases or purports to purchase future receivables, revenues, or cash flows of the Company or any Subsidiary, regardless of how such arrangement is characterized or documented by the parties thereto.

4.15 Confidentiality. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Signing Form 8-K as described in Section 4.6, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules, subject to customary disclosure to its representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates that are required to be informed in connection with the transactions contemplated hereby.

4.16 Amended Registration Statement. If, at the time of Company’s filing of its Annual Report on Form 10-K or at any time while any Preferred Shares remain outstanding or any Warrant Shares remain outstanding , the Company shall cease to be eligible to use Form S-3 for the Registration Statement or a subsequent registration statement on Form S-3 for the registration of the Conversion Shares (“Form S-3 Unavailability”), the Company shall file an amendment to the Registration Statement or such subsequent registration statement with the Commission to amend the form of the Registration Statement or such subsequent registration statement to Form S-1 or such other form as is available to register the Conversion Shares for resale on a continuous basis pursuant to Rule 415 (the “Amended Registration Statement” ). The Company covenants that the Company shall file the Amended Registration Statement within the time period required by the Registration Rights Agreement and shall use the efforts required thereunder to cause the Amended Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof.

4.17 No Short Sales or Hedging. From the date hereof until six (6) months after the effective date of the initial Registration Statement, the Purchaser shall not, and shall cause its Affiliates not to, directly or indirectly, (A) effect any “short sale” of the Common Stock (as defined in Rule 200 of Regulation SHO), (B) establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act), or (C) enter into any swap, hedge, derivative, collar, option, or similar transaction transferring any economic consequence of ownership of the Common Stock. Within ten (10) Business Days after each calendar month-end, the Purchaser shall deliver to the Company a senior-officer certificate confirming compliance with this Section and disclosing the Purchaser’s and its Affiliates’ aggregate long position in, and all sales of, the Common Stock during such month, together with such broker confirmations as the Company may reasonably request to verify compliance. Any breach shall constitute a material breach of this Agreement, and the Company shall be entitled to specific performance and injunctive relief without the necessity of posting a bond.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by either party, without any effect whatsoever on the obligations between the Company and the Purchaser under Sections intended to survive termination, by written notice to the other party, if the Closing has not been consummated on or before the tenth (10th) Trading Day following the date hereto; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party.

5.2 Fees and Expenses. The Company shall reimburse the Purchaser for its legal fees and expenses not to exceed $25,000 in connection with the transactions contemplated by the Transaction Documents which amount shall be withheld by the Purchaser from the Subscription Amount at Closing as set forth in the Closing Statement attached hereto as Annex A. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder or under any other Transaction Document shall be in writing and shall be transmitted exclusively by electronic mail to the email addresses set forth below or to such other email address as such party shall have specified most recently by written notice in accordance with this Section. No notice delivered by mail, courier, overnight delivery service or any other method shall constitute effective notice hereunder or under any Transaction Document. Any notice or other communication required or permitted to be given hereunder or under any Transaction Document shall be deemed effective upon electronic mail delivery at the designated email address below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received). The physical addresses set forth below are provided for identification purposes only.

If to the Company, to:

Mobix Labs, Inc.

1 Venture, Suite 220

Irvine, California 92618

Attn: Keyvan Samini

e-mail: ksamini@mobixlabs.com

If to the Purchaser:

Kips Bay Select LP

78 SW 7th St, Ste 500

Attn: John Miller

e-mail: accounting@kipsbaycm.com

cc (which shall not constitute notice): dberger@bergerlawpllc.com

To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person in connection with a transfer of any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9 Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Notwithstanding anything to the contrary herein or any other document executed in connection herewith, any dispute, claim or controversy arising out of or relating to this Agreement, or the other Transaction Documents, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration administered by Mediation and Civil Arbitration, Inc. d/b/a RapidRuling (www.rapidruling.com) in accordance with its Commercial Arbitration Rules effective at the time a claim is made, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitrators shall be appointed by RapidRuling and any hearing shall be held via video or telephone conference. The parties agree that no objection shall be taken to the decision, order or award of the tribunal following any such hearing on the basis that the hearing was held by video or telephone conference. In the event of any legal action (including arbitration) to enforce or interpret this Agreement or any Transaction Document, the non-prevailing Party shall pay (x) the attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as may be determined, plus (y) reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. In any arbitration, the arbitrator shall include any such award in the arbitration award. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document either by (i) mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement or by (ii) electronic service at the email addresses provided in Section 5.4 (or such other address as may be designated by notice in accordance with this Agreement), and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. No claimed breach of contract or violation of law by the Purchaser or any of its affiliates shall operate to extinguish the Company’s obligations under this Section.

(b) Notwithstanding the foregoing, the request by any Party for specific performance and temporary, preliminary or permanent injunctive relief, whether prohibitive or mandatory, the appointment of a receiver, and the enforcement of security interests and other remedies with respect to the Collateral under the Security Agreement or other Transaction Documents, shall not be subject to arbitration and shall be adjudicated only by the state and/or federal courts residing in Wilmington, Delaware, and each Party irrevocably submits to the exclusive jurisdiction of such courts for such purposes, and waives and agrees not to assert in any such proceeding a claim that he or it is not personally subject to the courts referred to above, that the suit or action was brought in an inconvenient forum or that the venue of the suit or action is improper. The Company further acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Purchaser shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to seek equitable relief, including without limitation temporary restraining orders, temporary and permanent injunctions, and specific performance, and such equitable relief may be sought without the necessity of showing economic loss and without the necessity of posting a bond or other security.

(c) For the avoidance of doubt, the notice and service provisions of this Section 5.9 shall control with respect to the commencement and conduct of any arbitration or legal proceeding, notwithstanding Section 5.4 or any other notice provision in this Agreement or any Transaction Document.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of the Preferred Shares, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice concurrently with the restoration of such Purchaser’s rights under the Certificate of Designation with respect to such rescinded conversion.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from each Closing Date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchaser’s Obligations and Rights. Nothing contained herein or in any other Transaction Document, and no action taken by the Purchaser pursuant hereto or thereto, shall be deemed to create a partnership, an association, a joint venture or any other kind of entity between the Company and the Purchaser other than the contractual relationship expressly set forth herein and therein. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and the Purchaser, solely.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22 Cross-Default. Any breach of any representation, warranty, covenant, agreement or obligation contained in any Transaction Document shall constitute a breach of this Agreement and each other Transaction Document.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

PURCHASER

KIPS BAY SELECT LP

By:	/s/ John Miller
Name:	John Miller
Title:	Authorized Signatory

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